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                                                                   EXHIBIT 10.2

                                                                  EXECUTION COPY

                      CONSULTING AND TERMINATION AGREEMENT

     THIS CONSULTING AND TERMINATION AGREEMENT (this "Agreement"), dated as of October 8, 1999, is made and entered into by and among Prize Energy Corp., a Delaware corporation ("Prize"), Vista Energy Resources, Inc., a Delaware corporation (the "Company"), and C. Randall Hill ("Executive").

                              W I T N E S S E T H:

     WHEREAS, concurrently herewith, Prize, the Company and PEC Acquisition Corp., a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into Prize and Prize will become a wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Prize has required that Executive agree, and Executive has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. TERMINATION OF EMPLOYMENT ARRANGEMENT. Effective as of the Effective Time, (a) Executive hereby tenders his resignation as an officer and director of the Company and each of its subsidiaries and affiliates, and (b) his employment arrangement with the Company and its subsidiaries (the "Employment Arrangement") shall be terminated in full without any further action on the part of the Company, any of its subsidiaries or Executive. Except as expressly provided for in this Agreement, from and after the date of termination of the Employment Arrangement, Executive shall not be entitled to receive any further wages, compensation, stock options or benefits arising pursuant to the Employment Arrangement (other than the compensation, amounts and benefits to be received by Executive under Section 5 of this Agreement or otherwise not released by Executive pursuant to Section 2(a) of this Agreement) or his employment relationship with the Company or any of its subsidiaries, and Executive shall not be entitled to any post-termination wages, compensation or benefits (including, without limitation, severance pay, vacation pay or sick pay), except as expressly provided in Sections 2(a) and 5 of this Agreement.

     2. RELEASE OF CLAIMS.

        (a) RELEASE BY EXECUTIVE. Effective as of the Effective Time, Executive hereby releases and discharges the Released Parties from all Claims and Damages (as those terms are defined in Section 2(c) below), including, without limitation, those related to, arising from, or attributed to (i) Executive's employment with, and membership on the Boards of Directors and



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committees of, the Company and its subsidiaries and affiliates and resignations therefrom, (ii) the Employment Arrangement (including, without limitation, any right to receive options for shares of Common Stock under the terms of the Company's 1998 Key Employee Stock Option Plan), and (iii) any and all other acts or omissions related to any matter at any time prior to and including the date of termination of the Employment Arrangement; except that this release shall not include Executive's (A) entitlement to continued group medical coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), (B) vested account balances in the Company's employee benefit plans or warrants outstanding as of the date hereof, (C) rights with respect to shares of capital stock of the Company owned or held by Executive, (D) rights of Executive arising under this Agreement, (E) rights of Executive arising under any agreement granting Executive the right to have any securities of the Company now or hereafter owned by Executive registered under the Securities Act of 1933, including that certain Registration Rights Agreement dated as of October 28, 1998, as such may be superseded by that certain Amended and Restated Registration Rights Agreement dated as of the Effective Time, in each case between the Company, certain security holders of the Company and (in the case of the latter Agreement) Prize, (F) rights of Executive arising under the Merger Agreement, or (G) accrued and unpaid salary and reimbursement of reasonable business expenses attributable to the period prior to the Effective Time. Notwithstanding the foregoing, Executive does not release or discharge the Company and its subsidiaries from any Claims or Damages related to or arising from Executive's capacity as an officer or director of the Company or its subsidiaries to which Executive is entitled to be indemnified against or reimbursed by the Company or its subsidiaries, whether by statute, contract or otherwise, including, without limitation, his rights under that certain Indemnification Agreement dated as of October 28, 1998, by and between the Company and Executive.

        (b) RELEASE BY THE COMPANY. Effective as of the Effective Time, the Company hereby releases and discharges Executive from all Claims and Damages related to, arising from or attributed to lawful acts or omissions of Executive in the course of Executive's employment with, and membership on the Boards of Directors of, the Company and its subsidiaries and resignations therefrom, except that this release shall not include rights of the Company arising under this Agreement or any illegal or fraudulent act or omission.

        (c) DEFINITIONS. As used in this Section 2, the following terms shall have meanings set forth below:

            (i) "Claims" means all theories of recovery of whatever nature, whether known or unknown, at law or in equity, of any jurisdiction, based on acts, omissions or other matters occurring on or before the Effective Time. This term includes, without limitation, lawsuits, petitions, complaints, causes of action, charges, indebtedness, losses, claims, liabilities and demands, whether arising in equity or under the common law or under any contract, statute, regulation or ordinance. This term also includes, without limitation, any claim of discrimination (based on age or any other factor) under any statute or law (including, without limitation, the Age Discrimination in Employment Act, 29 U.S.C.
        Section 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; and the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.), and all claims asserted by Executive, in writing or otherwise, or which could be asserted by Executive.

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            (ii) "Damages" means all elements of relief or recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction. This term includes, without limitation, actual, incidental, indirect, consequential, special, compensatory, liquidated, contingent, exemplary, and punitive damages; rescission; attorneys' fees; interest; costs; equitable relief; and expenses.

            (iii) "Released Parties" means and includes the Company, Prize and their subsidiaries and affiliates, and all of the foregoing entities' past, present and future stockholders, directors, officers, employees, agents, insurance carriers, employee benefit plans (and such plans' fiduciaries, trustees, administrators and representatives), predecessors, successors, assigns, executors, administrators, attorneys and representatives, in both their corporate and individual capacities.

     3. CONSULTING ARRANGEMENT.

        (a) CONSULTING SERVICES. Effective as of the Effective Time, the Company hereby retains Executive to render such consulting and advisory services (the "Consulting Services") as the Company may reasonably request from time to time during the Consultation Period (as defined in subsection (c) of this Section 3). Executive hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. Executive will perform the Consulting Services at such times and places as the Company, from time to time, shall reasonably request; provided, however, that, unless Executive agrees in advance, he shall not be required to provide more than 180 hours of Consulting Services in any calendar month. Consulting and advising via telephone, facsimile transmission, Internet transmission and correspondence, as well as in person, shall constitute performance of Executive's services hereunder. The Company will reimburse Executive for reasonable out-of-pocket expenses which Executive incurs in the course of providing the Consulting Services. The Company shall reimburse Executive for the cost of his and his dependants' continued medical and dental coverage incurred by Executive under COBRA during the Consultation Period. Such reimbursement shall be contingent on Executive electing such continued coverage in accordance with COBRA, remaining eligible for such continued coverage and making the payments required for such continued coverage. Notwithstanding anything in this Agreement, Executive shall be an independent contractor with authority to select the means and method of performing the Consulting Services. Executive shall not be an employee or agent of the Company, Prize or any of their subsidiaries or affiliates and any action taken by Executive which is not authorized by this Agreement or any other agreement between the Company and Executive will not bind the Company, Prize or any of their subsidiaries or affiliates or create any claim against the Company, Prize or any of their subsidiaries or affiliates. Unless otherwise specifically authorized by this Agreement or any other agreement between the Company and Executive, Executive has no authority to transact any business or make any representations or promises in the name of the Company, Prize or any of their subsidiaries or affiliates.

        (b) CONSIDERATION. During the Consultation Period, the Company shall pay Executive a consulting fee of $13,750 per month, which fee shall be payable in accordance with standard payroll practices of the Company. The above consulting fee shall be payable on a pro rata basis for any partial month occurring during the Consultation Period.

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        (c) CONSULTATION PERIOD. Unless terminated at an earlier date in accordance with subsection (d) of this Section 3, the term of the consulting arrangement shall commence at the Effective Time and expire as of February 28, 2000 (the "Consultation Period").

        (d) TERMINATION OF CONSULTING ARRANGEMENT. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Section 3, the Consultation Period and the consulting arrangement created hereunder between the Company and Executive may be terminated at any time prior to the expiration of the term set forth in subsection (c) of this Section 3 by either the Company or Executive.

     4. TAX RETURN. The Company shall use its best efforts to provide to Executive his 1999 Form W2 no later than January 31, 2000.

     5. SEVERANCE. On the later of January 3, 2000, or the date that is five days after the Effective Time, the Company shall pay Executive by wire transfer of immediately available funds $333,333 as severance compensation.

     6. SURVIVAL. The provisions of this Agreement (other than Section 3) shall survive any termination of the consulting arrangement created pursuant to
Section 3 of this Agreement.

     7. MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between Executive and any of the Company, Prize or any of their subsidiaries or affiliates with respect to the subject matter hereof.

        (b) BINDING EFFECT. This Agreement and the obligations hereunder shall be binding upon and inure to the benefit of Executive and his heirs, guardians, administrators and successors and the Company, Prize and their successors and permitted assigns. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the others.

        (c) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

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     If to Executive:   C. Randall Hill
                        4624 Rosewood Drive
                        Midland, Texas 79707
                        Telephone: (915) 697-3922

     If to the Company: Vista Energy Resources, Inc.
                        Chief Executive Officer
                        550 West Texas Avenue, Suite 700
                        Midland, Texas 79701
                        Telephone: (915) 570-5045
                        Facsimile: (915) 688-0589

     If to Prize:       Prize Energy Corp.
                        20 East 5th Street, Suite 1400
                        Tulsa, Oklahoma 74103
                        Attention: Chairman
                        Telephone: (918) 587-5816
                        Facsimile: (918) 582-1547

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (e) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        (f) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

        (g) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (h) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

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        (i) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

        (j) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

        (l) WITHHOLDINGS. The Company may withhold from any amounts payable to Executive under this Agreement any applicable federal, state, and local taxes, and social security, medicare tax, FUTA and any other applicable payroll withholding which the Company is required to withhold pursuant to any law or government regulation or ruling.

        (m) TAXES. Executive agrees to comply, on a timely basis, with all tax reporting requirements applicable to the receipt of the payments and other compensation received hereunder and to timely pay all taxes due with respect to such amounts.

     8. TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement without any further action on the part of any party hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       /s/ C. RANDALL HILL
                                       -----------------------------------------
                                       C. RANDALL HILL


                                       VISTA ENERGY RESOURCES, INC.

                                       By: /s/ STEVEN D. GRAY
                                           -------------------------------------
                                       Name: Steven D. Gray
                                             -----------------------------------
                                       Title: President
                                              ----------------------------------


                                       PRIZE ENERGY CORP.

                                       By: /s/ PHILIP B. SMITH
                                           -------------------------------------
                                           Philip B. Smith
                                           Chairman and CEO